UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-846-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 16, 2004, Mayor’s Jewelers, Inc. (the “Company”) issued a press release that reported updated financial results for the second fiscal quarter ended September 25, 2004. This press release updates the financial results originally reported by press release on October 27, 2004. A copy of the November 16, 2004, press release is furnished as Exhibit 99.1 to this report. The updated information includes adjustments to gross profit and gross margin, operating expenses, net loss and certain related items in the balance sheet.

The press release includes one or more non-GAAP financial measures within the meaning of Regulation G. With respect to each non-GAAP financial measure, the Company has disclosed the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. The non-GAAP financial measures were presented in the press release because the Company’s management believes that the non-GAAP financial results are meaningful to investors because they provide the investor with comparative operating expense for the Company’s second fiscal quarters ended on September 25, 2004 and September 27, 2003.

The information in this Current Report is being furnished pursuant to Item 2.02 Results of Operations and Financial Condition. In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2004, the Company received a warning letter from the staff of The American Stock Exchange (“Amex”) stating that the Company is not in compliance with Section 1101 of the Amex Company Guide as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 25, 2004. The Company issued a press release pursuant to Section 402 of the Amex Company Guide disclosing receipt of this warning letter. A copy of the November 18, 2004 press release is furnished as Exhibit 99.2 to this report.

To the extent the Company files the Quarterly Report on Form 10-Q for the quarter ended September 25, 2004 by November 30, 2004, Amex has determined that it will not apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide. The Company is working diligently to complete and file with the Securities and Exchange Commission the Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2004 by November 30, 2004.

In the event that the Company fails to file its Quarterly Report on Form 10-Q by November 30, 2004, Amex will assess the Company’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company Guide and/or delisting proceedings.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

As described in Item 2.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release of the Company dated November 16, 2004.

As described in Item 3.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.2	Press release of the Company dated November 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ Marc Weinstein
		Name:	Marc Weinstein
Dated: November 18, 2004		Title:	Senior Vice President and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated November 16, 2004.

99.2	Press release of the Company dated November 18, 2004.

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